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                                                                    Exhibit 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 Amendment No. 1 of our report dated March 8, 2004, except for Note 2, as to which date is March 31, 2005, relating to the consolidated financial statements, which appear in Wild Oats Markets, Inc.'s Form 10-K/A (Amendment No. 3) for the year ended January 1, 2005. We also consent to the reference to us under the heading "Expert" in such Registration Statement.

/s/     PricewaterhouseCoopers LLP

Denver, Colorado
May 19, 2005